UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 15, 2018

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

__________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	Annual Meeting of Stockholders of Griffin Industrial Realty, Inc.: May 15, 2018

(b)

Proposal 1: Election of Directors. The following persons were elected as Directors to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified, representing all of the directors:

1) Mr. David R. Bechtel was elected a Director with 4,728,509 votes for and 88,020 votes withheld.

2) Mr. Edgar M. Cullman, Jr. was elected a Director with 4,734,801 votes for and 81,728 votes withheld.

3) Mr. Frederick M. Danziger was elected a Director with 4,729,901 votes for and 86,628 votes withheld.

4) Mr. Michael S. Gamzon was elected a Director with 4,740,052 votes for and 76,477 votes withheld.

5) Mr. Thomas C. Israel was elected a Director with 4,600,407 votes for and 216,122 votes withheld.
6) Mr. Jonathan P. May was elected a Director with 4,584,389 votes for and 232,140 votes withheld.

7) Mr. Albert H. Small, Jr. was elected a Director with 4,728,509 votes for and 88,020 votes withheld.

There were 115,492 broker non-votes for each nominee.

Proposal 2: The selection of RSM US LLP as Griffin’s independent registered public accountants for fiscal 2018 was ratified with 4,930,111 votes for, 1,859 votes against and 51 abstentions.

Proposal 3: The approval, on an advisory (non-binding) basis, of a resolution approving the compensation of Griffin’s named executive officers was approved with 4,790,001 votes for, 980 votes against, 25,548 abstentions, and 115,492 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

5

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: May 17, 2018